EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 9, 2005 in the Registration Statement on Form SB-2, Amendment No. 1 of Endavo Media and Communications, Inc.

/s/ Hein & Associates, LLP
Phoenix, Arizona
May 13, 2005